Exhibit 11


                       CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights," "Financial Information" and "Independent Auditors," and to the use of our reports dated December 12, 1997 for the State Farm Municipal Bond Fund, Inc. in the Registration Statement (Form N-1A) of the State Farm Municipal Bond Fund, Inc. and their incorporation by reference in the related Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 26 to the Registration Statement under the Securities Act of 1933 (File No. 2-58161) and in this Amendment No. 24 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-2727).




                                       ERNST & YOUNG LLP

Chicago, Illinois
March 27, 1998